Exhibit 4.18

FOURTH SUPPLEMENTAL SENIOR INDENTURE

AMONG

DEUTSCHE BANK AKTIENGESELLSCHAFT

Issuer

AND

LAW DEBENTURE TRUST COMPANY OF NEW YORK
Trustee

AND

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Paying Agent, Authenticating Agent, Issuing Agent and Registrar

Dated as of March 15, 2016

SUPPLEMENTAL TO SENIOR INDENTURE

DATED AS OF NOVEMBER 22, 2006

i

THIS FOURTH SUPPLEMENTAL SENIOR INDENTURE, dated as of March 15, 2016, among DEUTSCHE BANK AKTIENGESELLSCHAFT (the “Issuer”), LAW DEBENTURE TRUST COMPANY OF NEW YORK, as trustee (the “Trustee”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar.

W I T N E S S E T H :

WHEREAS, the Issuer and the Trustee are parties to that certain Senior Indenture, dated as of November 22, 2006, as supplemented by the First Supplemental Senior Indenture, dated as of March 7, 2014, the Second Supplemental Senior Indenture, dated as of January 1, 2015, and the Third Supplemental Senior Indenture, dated as of January 1, 2016, each among the Issuer, the Trustee and Deutsche Bank Trust Company Americas (the “Indenture”);

WHEREAS, the Issuer established and

(i)	on March 3, 2008 issued its DB Gold Double Short Exchange Traded Notes due February 15, 2038, DB Gold Double Long Exchange Traded Notes due February 15, 2038 and DB Gold Short Exchange Traded Notes due February 15, 2038 (the “Gold ETNs”);

(ii)	on April 17, 2008 issued its DB Agriculture Double Short Exchange Traded Notes due April 1, 2038, DB Agriculture Double Long Exchange Traded Notes due April 1, 2038, DB Agriculture Short Exchange Traded Notes due April 1, 2038 and DB Agriculture Long Exchange Traded Notes due April 1, 2038 (the “Agriculture ETNs”);

(iii)	on June 19, 2008 issued its DB Base Metals Double Short Exchange Traded Notes due June 1, 2038, DB Base Metals Double Long Exchange Traded Notes due June 1, 2038, DB Base Metals Short Exchange Traded Notes due June 1, 2038 and DB Base Metals Long Exchange Traded Notes due June 1, 2038 (the “Base Metals ETNs”);

(iv)	on June 19, 2008 issued its DB Crude Oil Double Short Exchange Traded Notes due June 1, 2038, DB Crude Oil Short Exchange Traded Notes due June 1, 2038 and DB Crude Oil Long Exchange Traded Notes due June 1, 2038 (the “Crude Oil ETNs”);

(v)	on May 1, 2008 issued its DB Commodity Double Short Exchange Traded Notes due April 1, 2038, DB Commodity Double Long Exchange Traded Notes due April 1, 2038, DB Commodity Short

Exchange Traded Notes due April 1, 2038 and DB Commodity Long Exchange Traded Notes due April 1, 2038 (the “Commodity ETNs,” and, collectively with the Gold ETNs, the Agriculture ETNs, Base Metals ETNs and Crude Oil ETNs, the “ETNs”);

WHEREAS, the Issuer desires to modify certain provisions of the ETNs to reduce the minimum number of ETNs a Holder must offer in order to effect a repurchase by the Issuer on a specified day of each month;

WHEREAS, Section 8.01(d) of the Indenture provides that, without the consent of the Holders of any Securities, the Issuer and the Trustee may enter into indentures supplemental to the Indenture for the purpose of, among other things, making any provisions as the Issuer may deem necessary or desirable; provided that no such action shall adversely affect the interests of the Holders of the Securities or Coupons;

WHEREAS, the entry into this Fourth Supplemental Senior Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture; and

WHEREAS, all things necessary to make this Fourth Supplemental Senior Indenture a valid indenture and agreement according to its terms have been done;

NOW, THEREFORE:

In consideration of the premises, the Issuer and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the respective Holders from time to time of the Securities, including the ETNs, as follows:

Article 1

Amendment of the ETNs

Section 1.01. Amendment of the ETNs. Effective 4:00 p.m. New York City time on March 15, 2016, the terms of the ETNs are hereby amended in the following respects:

(a)	The section in each of the ETNs entitled “Other Provisions – Payment upon Repurchase” is hereby amended by inserting after the end of the first sentence “, except that, on the 15th calendar day of each month (or, if such 15th calendar day is not a Trading Day, the Trading Day immediately thereafter) a holder of the Securities may offer a minimum of 100 Securities (or an integral multiple of 100 Securities in excess thereof), to the Issuer for repurchase. The minimum number of Securities a holder may offer to the Issuer for repurchase and the minimum number of securities in excess thereof are referred to herein as the “Minimum Repurchase

Amount” and the “Minimum Increment,” respectively. At any time, however, the Issuer shall have the sole discretion to reduce the then-current Minimum Repurchase Amount and Minimum Increment for any period of time. Any such reduction shall be applied on a consistent basis for all holders of the Securities at the time the reduction becomes effective”;

(b)	For the Gold and Crude Oil ETNs:

(i) the section entitled “Repurchase Procedures” is hereby amended by replacing the phrase “at least 200,000 Securities (or an integral multiple of 50,000 Securities in excess thereof)” in the first and second paragraphs with “a number of Securities at least equal to the then-current Minimum Repurchase Amount (or an integral multiple of the then-current Minimum Increment in excess thereof)”; and

(ii) the Form of Offer for Repurchase and the Broker’s Confirmation of Repurchase appended to each of the Gold ETNs and Crude Oil ETNs are hereby amended by replacing the phrase “at least 200,000 ETNs or an integral multiple of 50,000 ETNs in excess thereof” with “a number of Securities at least equal to the then-current Minimum Repurchase Amount or an integral multiple of the then-current Minimum Increment in excess thereof”;

(c)	For the Agriculture ETNs, Base Metals ETNs and Commodity ETNs:

(i) the section entitled “Repurchase Procedures” is hereby amended by replacing the phrase “at least 5,000 Securities (or an integral multiple of 5,000 Securities in excess thereof)” in the first and second paragraphs with “a number of ETNs at least equal to the then-current Minimum Repurchase Amount (or an integral multiple of the then-current Minimum Increment in excess thereof)”; and

(ii) the Form of Offer for Repurchase and the Broker’s Confirmation of Repurchase appended to each of the Agriculture ETNs, Base Metals ETNs and Commodity ETNs are hereby amended by replacing the phrase “at least 5,000 ETNs or an integral multiple of 5,000 ETNs in excess thereof” with “a number of ETNs at least equal to the then-current Minimum Repurchase Amount or an integral multiple of the then-current Minimum Increment in excess thereof”.

Article 2
Miscellaneous Provisions

Section 2.01. Further Assurances. The Issuer will, upon request by the Trustee, execute and deliver such further instruments and do such further acts as may reasonably be necessary or proper to carry out more effectively the purposes of this Fourth Supplemental Senior Indenture.

Section 2.02. Other Terms of Indenture. Except insofar as herein otherwise expressly provided, all provisions, terms and conditions of the Indenture are in all respects ratified and confirmed and shall remain in full force and effect.

Section 2.03. Terms Defined. All terms defined elsewhere in the Indenture shall have the same meanings when used herein.

Section 2.04. Governing Law. This Fourth Supplemental Senior Indenture shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

Section 2.05. Counterparts. This Fourth Supplemental Senior Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 2.06. Responsibility of the Trustee. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Fourth Supplemental Senior Indenture or the ETNs.

IN WITNESS WHEREOF, the parties hereto have caused this Fourth Supplemental Senior Indenture to be duly executed, all as of March 15, 2016.

DEUTSCHE BANK AKTIENGESELLSCHAFT

By:	/s/ Kevin O. Walsh
	Name:	Kevin O. Walsh
	Title:	Assistant Vice President

By:	/s/ Sean Rahavy
	Name:	Sean Rahavy
	Title:	Vice President

LAW DEBENTURE TRUST COMPANY OF NEW YORK, TRUSTEE

By:	/s/ James D. Heaney
	Name:	James D. Heaney
	Title:	Managing Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Paying Agent, Authenticating Agent, Issuing Agent and Registrar

By:	/s/ Chris Niesz
	Name:	Chris Niesz
	Title:	Assistant Vice President

By:	/s/ Kathryn Fischer
	Name:	Kathryn Fischer
	Title:	Assistant Vice President